Principal Executive Officer

Section 906 Certification under Sarbanes Oxley Act

I, Hepsen Uzcan, certify that:

1.	I have reviewed this report, filed on behalf of DWS Government Money Market Series, a series of Deutsche DWS Money Market Trust, on Form N-CSRS;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

8/28/2026	/s/Hepsen Uzcan
Hepsen Uzcan
Principal Executive Officer

Principal Financial Officer

Section 906 Certification under Sarbanes Oxley Act

I, Diane Kenneally, certify that:

1.	I have reviewed this report, filed on behalf of DWS Government Money Market Series, a series of Deutsche DWS Money Market Trust, on Form N-CSRS;

2.	Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

8/28/2026	/s/Diane Kenneally
Diane Kenneally
Principal Financial Officer